Exhibit 5.2

INTERNAL REVENUE SERVICE                        DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. Box 941
ATLANTA, GA 30370
                                       Employer Identification Number:
Date:    Nov. 20, 1992                          59-2354701
                                       File Folder Number:
BANKUNITED A SAVINGS BANK                       650044876
c/o SHARON LEE JOHNSON                 Person to Contact:
1570 MADRUGA AVENUE 4TH FLOOR                   LYNN STOREY
CORAL GABLES, FL 33146                 Contact Telephone Number:
                                                (404) 331-6825
                                       Plan Name:
                                                BANKUNITED 401K PLAN

                                       Plan Number: 001

Dear Applicant:

         We have made a favorable determination on your plan identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b) (3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the plan adopted on June 29, 1992.

         This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

                                         Letter 835 (DO/CG)


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                                       -2-

BANKUNITED A SAVINGS BANK

         If you have questions concerning the matter, please contact the person whose name and telephone number are shown above.

                                                     Sincerely yours,

                                                     /s/ Paul Williams
                                                     Paul Williams
                                                     District Director

Enclosures:
Publication 794
PWBA515